NON-COMPETE AGREEMENT

This Non-Compete Agreement (the "Agreement") is made and effective December 12, 2012 by and between Netbloo Media, Ltd., a corporation organized existing under the laws of Hong Kong (the "First Party"), with its head office located at RmA 7F, 139 Hennessy Road, Wanchai, Hong Kong and 30DC, Inc. (the "Second Party"), a corporation existing under the laws of the State of Maryland, with its head office located at 80 Broad Street, Fifth Floor, New York, NY 10004. The Agreement includes all subsidiaries and affiliates of each party. The term First Party shall include all owners, employees and contractors of Netbloo Media, Ltd.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, and subject to closing under the Acquisition Agreement between the First Party and the Second Party, dated on or around the date of this document, the undersigned First Party agrees not to compete with the Second Party regarding the MagCast Publishing Platform and Market Pro Max products, software, and business and all other products or services offered by Second Party including but not limited to any new products and services developed, under development or conceived during the term of the Services Agreement as further described on **Exhibit A** hereto.

The term "not to compete" shall mean that the undersigned First Party shall not directly or indirectly compete with the business of the Second Party regarding the products and businesses described on Exhibit A or any derivation thereof, including provision of consulting services for competing companies or products. Further, the First Party shall not interfere with or solicit any customer, contractor, employee, supplier or vendor of the products and businesses described on Exhibit A.

Venue. It is agreed that the remedy for any breach hereof shall be interpreted under the laws of the State of New York.

Term. This Agreement shall remain in effect for four (4) years from the date below regarding the products and businesses described in exhibit A and shall not extend to or pertain to any other project, product, or transaction, except for any product, service or software developed or enhanced during the term of the Services Agreement between the parties which the First Party has knowledge through its relationship with the Second Party. All tangible and intangible property required or used in the businesses covered under this Agreement, including technology whether or not covered by copyright, license, patent, trademark is owned by the Second Party and during and after the term shall only be used by First Party for the benefit of Second Party. For further clarification, first party acknowledges that Second Party owns such property and the prohibition of use of such property by First Party other than for the benefit of First Party shall survive the term of this agreement.

Extension/renewal of the Services Agreement between the parties will automatically extend the Term of this Agreement for a period until the termination of the Services Agreement. For a period of one year beyond the term of any extension of the Services Agreement First Party shall not interfere with or solicit any customer, contractor, employee, supplier or vendor of the products and businesses described on Exhibit A.

Entire Agreement. This Agreement (a) contains the entire agreement among the parties, which said Agreement expressly includes and incorporates herein Exhibit A, which is attached hereto; (b) except as otherwise provided for herein, may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver; and (c) is binding upon and inures to the benefit of the parties, and their respective personal representatives, successors and assigns, except as set forth above.

Construction Principles. Words in any gender are deemed to include the other gender. The singular is deemed to include the plural and vice versa. The headings and underlined paragraph titles are for guidance only and have no significance in the interpretation of this Agreement.

Counterparts. The Agreement may be executed in any number of counterparts, each of which is deemed an original and as executed shall constitute one agreement, binding on the parties even though the parties do not sign the same counterpart. A fax or electronic signature shall constitute the same as an original for all purposes.

Assignment. Neither party may assign or otherwise transfer this Agreement without the written consent of the other party. This Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, successors and assigns.

Severance Clause. The invalidity or unenforceability of any part of this Agreement does not invalidate or affect the remainder, which continues to govern the relative rights and duties of the parties as though the invalid or unenforceable part were not a part hereof.

Attorney's Fees. In the event of a breach of this Agreement, the prevailing party is entitled to recover from the breaching party all attorneys' fees and costs incurred in enforcing this Agreement, with or without suit.

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed on the date indicated below.

DATE December 31, 2012

Signed, sealed and delivered to both parties.

FIRST PARTY:
NETBLOO MEDIA, LTD

By: Jonathan Lint
Manager

SECOND PARTY:
30DC, INC.

By: ______________________
President

EXHIBIT A

Netbloo Media Ltd will be subject to a four-year non-compete/non-interference provision covering customers, employees, suppliers and other appropriate aspects of the MagCast and Market Pro Max Businesses and all other products or services offered by 30DC including but not limited to any new products and services developed, under development or conceived during the term of the Services Agreement.

NBM is conveying to 3DC all of the assets of the Joint Venture Interest constituting 50% of the Joint Venture in the MagCast Publishing Platform and all of the assets constituting the Market Pro Max business owned by Netbloo in exchange for shares of common stock in 30DC. For further clarification, TDCH will own 100% of the MagCast Publishing Platform including any assets developed by NBM prior to formation of the Joint Venture. Assets will include all assets, tangible or intangible, required or used to operate the MagCast Publishing Platform, Market Pro Max business and all business in development including but not limited to MagCast Advertising Platform, MagCast Coaching and Local Business System. Intangible property shall include, but not be limited to, web sites and domain names, blogs, social media such as Facebook, LinkedIn and Twitter, files and source code, software, trademarks, trade names, brand names, goodwill, customer lists, e-mail and any other contact lists, operating manuals, technology plans, applications, contracts, warranties, leases, rights, arrangements, and other assets.

Parties acknowledge new products and services developed, under development or conceived during the term of the Services Agreement and all other products and services offered by 30DC shall be covered by this Agreement.

Each party must not (and must procure each of its respective counsel, accountants, representatives and agents) at any time after the date of the Acquisition Agreement, other than as required by law, disclose or make known in any way to anyone (other than the other party or its known counsel, accountants, representatives and agents), or use for its own or any other person's benefit any information obtained under Section 5.01 of the Acquisition Agreement relating to any of the customers, business, suppliers or affairs of the other party (including any prospective businesses).